Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ESP Resources, Inc. (the “Company”) on Form 10-Q/A Amendment No. 1 for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof, I, Chris Metcalf, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Company’s Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 23, 2010

/s/ Chris Metcalf
Chris Metcalf, Chief Executive Officer